Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-209131 on Form S-1 of our report dated April 2, 2018, with respect to the consolidated financial statements as of and for the years ended December 31, 2017 and 2016, of XG Sciences, Inc. which are included in such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Frazier & Deeter, LLC

Frazier & Deeter, LLC
Tampa, Florida
June 1, 2018